UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Sotherly Hotels Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOTHERLY HOTELS INC.

April 7, 2016

Dear Stockholder:

On behalf of the board of directors and management of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) (the “Company” or “Sotherly”), I cordially invite you to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Kimball Theatre, 424 W. Duke of Gloucester Street, Williamsburg, Virginia 23185, on Thursday, April 28, 2016 at 9:00 a.m., local time.  The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.  Directors and officers of the Company, as well as a representative of Grant Thornton LLP, certified public accountants, and a representative of Dixon Hughes Goodman LLP, certified public accountants, are expected to be present to respond to any appropriate questions that you may have.

You will be asked to: (i) elect seven (7) Company directors; (ii) ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (iii) hold an advisory vote to approve executive compensation (“Say-on-Pay”).  The board of directors has approved each of these proposals and its unanimous recommendations related to each are contained in the accompanying materials.

Your vote is important.  Regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting, I encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card, or follow the instructions to vote by internet or telephone, as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company.  A postage-paid return envelope is provided for your convenience.  This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting.  If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.  If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

Sincerely yours,

Andrew M. Sims
Chairman and Chief Executive Officer

410 West Francis Street, Williamsburg, Virginia 23185

SOTHERLY HOTELS INC.

410 WEST FRANCIS STREET

WILLIAMSBURG, VIRGINIA 23185

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2016

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) (the “Company” or “Sotherly”), will be held at the Kimball Theatre, 424 W. Duke of Gloucester Street, Williamsburg, Virginia 23185, on Thursday, April 28, 2016 at 9:00 a.m., local time, for the following purposes:

1.	To elect seven (7) directors to the board of directors of the Company;
2.	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;
3.	To hold an advisory vote to approve executive compensation (“Say-on-Pay”); and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The board of directors is not aware of any other business to come before the Annual Meeting.  Stockholders of record at the close of business on March 1, 2016 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.  To obtain directions to attend the Annual Meeting and vote in person, please call Investor Relations at (757) 229-5648.

A copy of the Company’s 2015 Annual Report to Stockholders is enclosed.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND.  ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD, BY TELEPHONE AT 1-800-690-6903, OR OVER THE INTERNET AT WWW.PROXYVOTE.COM.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.  PURSUANT TO A NEW YORK STOCK EXCHANGE (“NYSE”) RULE APPLICABLE TO NYSE-MEMBER BROKERS, IF YOUR SHARES ARE HELD BY YOUR BROKER AND YOU DO NOT GIVE YOUR BROKER VOTING INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED IN CONNECTION WITH MATTERS DEEMED BY THE NYSE TO BE “DISCRETIONARY.”  SUCH MATTERS INCLUDE, BUT ARE NOT LIMITED TO, THE ELECTION OF DIRECTORS AND MATTERS RELATING TO EXECUTIVE COMPENSATION.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Anthony E. Domalski
ANTHONY E. DOMALSKI
CORPORATE SECRETARY

Williamsburg, Virginia

April 7, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2016

The proxy statement and annual report to security holders are available on our website at www.sotherlyhotels.com.

IMPORTANT: PLEASE READ THE PROXY STATEMENT AND THEN PROMPTLY INDICATE YOUR VOTING INSTRUCTIONS: (1) BY TELEPHONE BY CALLING 1-800-690-6903; (2) OVER THE INTERNET AT WWW.PROXYVOTE.COM; OR (3) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

OF

SOTHERLY HOTELS INC.

410 WEST FRANCIS STREET

WILLIAMSBURG, VIRGINIA 23185

ANNUAL MEETING OF STOCKHOLDERS

APRIL 28, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “board”) of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) (the “Company” or “Sotherly”) to be used at the 2016 Annual Meeting of Stockholders which will be held at the Kimball Theatre, 424 W. Duke of Gloucester Street, Williamsburg, Virginia 23185, on Thursday, April 28, 2016 at 9:00 a.m., local time (the “Annual Meeting”).  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being mailed to stockholders on or about April 7, 2016.

All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Annual Meeting for a vote.  If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions.  If no instructions are specified, your shares will be voted (a) “FOR ALL” Proposal I (election of directors); (b) “FOR” Proposal II (ratification of the Company’s independent registered public accounting firm for fiscal year 2016); (c) “FOR” Proposal III (approval, on an advisory basis, of the compensation of the Company’s executive officers whose compensation is disclosed in this proxy statement (“Say-on-Pay”)); and (d) in the discretion of the proxy holders, as to any other matters that may properly come before the Annual Meeting.  Your proxy may be revoked at any time prior to being voted by: (i) filing with the Company’s Corporate Secretary (Anthony E. Domalski, at 410 West Francis Street, Williamsburg, Virginia 23185) written notice of such revocation; (ii) submitting a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person.  Voting by telephone, Internet or mail will not prevent you from later revoking that proxy and voting in person at the Annual Meeting.

VOTING SECURITIES AND VOTE REQUIRED

The record date is the close of business on March 1, 2016 (the “Record Date”) for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting.  On the Record Date, there were 14,949,651 shares of the Company’s common stock, $0.01 par value, outstanding.  Each stockholder of record on the Record Date is entitled to one vote for each share held.

The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received by the Company but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting.  Proxies received by the Company that reflect “broker non-votes” (i.e., proxies relating to shares held by brokers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.  In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to another date, time or place, not later than 120 days after the original record date of March 1, 2016, without notice other than announcement at the meeting, in order to permit the further solicitation of proxies.

We need your vote.  Our stockholders are always encouraged to review the proxy materials and vote their shares.  Under New York Stock Exchange (“NYSE”) Rule 452, brokers who are voting with respect to shares held in street name have the discretion to vote such shares on routine matters but not on non-routine matters (so called “discretionary” matters), which include the election of directors and matters relating to executive compensation. For purposes of Proposal I and III, proxies received by the Company that reflect abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

As to the election of directors, the enclosed proxy enables a stockholder to vote “FOR ALL” the election of the nominees proposed by the board of directors, or to withhold authority to vote for the nominee being proposed.  Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

As to the ratification of the independent registered public accounting firm and the advisory vote to approve executive compensation which are submitted as Proposals II and III, respectively, a stockholder may: (i) vote “FOR” the proposal; (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” with respect to the proposal.

Unless otherwise required by law, Proposal II shall be determined by a majority of votes cast affirmatively or negatively without regard to proxies marked “ABSTAIN” as to that matter.  Unless otherwise required by law, Proposal III and all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes or (b) proxies marked “ABSTAIN” as to that matter.

While our board of directors intends to carefully consider the stockholder vote resulting from Proposal III, the final vote will not be binding on us and is advisory in nature. It will be up to our nominating, corporate governance and compensation committee (the “NCGC Committee”) and board of directors to determine whether and how to implement the votes on executive compensation.

PRINCIPAL HOLDERS

The following table sets forth the beneficial ownership of shares of common stock as of March 1, 2016, for each person or group known to us to be holding more than 5.0% of the number of shares of common stock outstanding, for each director and principal executive officer and for the current directors and executive officers of the Company as a group.  As of March 1, 2016, the Company had outstanding 14,949,651 shares of its common stock, $0.01 par value per share.  The table shows the number of shares of common stock and the number of partnership interests or units in the Company’s operating partnership the person “beneficially owns,” as determined by the rules of the Securities and Exchange Commission.  The operating partnership is controlled by the Company as its sole general partner.  The operating partnership is obligated to redeem each unit at the request of the holder thereof for the cash value of one share of common stock or, at the Company’s option, one share of common stock.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Number of Units Beneficially Owned		Total	Percent of Class(2)
Andrew M. Sims(3)	1,312,742	(4)	32,681	(5)	1,345,423	9.0
2nd Market Capital Advisory Corp	1,261,573	(6)	—		1,261,573	8.4
Palogic Value Fund, L.P.	854,535	(7)	—		854,535	5.7
Edward S. Stein	231,500	(8)	133,099	(9)	364,599	2.4
Kim E. Sims(3)	200,000		140,368	(5)	340,368	2.3
David R. Folsom	263,291	(10)	—		263,291	1.8
Anthony E. Domalski	57,000	(11)	—		57,000	*
General Anthony C. Zinni	44,994	(12)	—		44,994	*
David J. Beatty	20,731	(13)	—		20,731	*
Herschel J. Walker	5,250	(14)	—		5,250	*
All executive officers and directors as a group (8 persons)	2,135,508		240,786		2,408,975	15.9

*	Represents less than 1% of the number of shares of common stock of the Company.
(1)

Unless otherwise indicated, the named stockholders have sole voting power with respect to all shares shown as being beneficially owned by them.  Includes all restricted stock grants, including those that will vest on December 31, 2016.

(2)

Assumes that all units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable).  The total number of shares outstanding used in calculating the ownership interest of the named holders of units in the operating partnership is based on the deemed conversion of only the units owned by such holder into shares of common stock.

(3)	Andrew M. Sims and Kim E. Sims are siblings.
(4)

Includes 68,500 shares of common stock granted under the 2004 Long-Term Incentive Plan (the “2004 Plan”), including 15,000 shares of our common stock granted pursuant to Mr. Sims’ employment agreement with us that were fully vested on January 1, 2011.  Includes 28,000 shares of common stock granted under the 2013 Long-Term Incentive Plan (the “2013 Plan”).  Includes 156,250 shares held by Susan L. Sims, Andrew M. Sims’ spouse.  Includes 793,937 shares held by the family limited partnership of Andrew M. Sims.

(5)

Andrew M. Sims and Kim E. Sims each received 605,166 units in connection with our initial public offering.  On July 22, 2005, the family limited partnerships of Andrew M. Sims and Kim E. Sims each received 23,850 units in connection with our acquisition of the Hilton Jacksonville Riverfront Hotel.  On February 28, 2014, the family limited partnerships of Andrew M. Sims and Kim E. Sims each received 8,671 units in connection with our acquisition of the Crowne Plaza Houston Downtown Hotel, redeemable as of February 28, 2015.  Includes 32,681 units held by the Edgar Sims Irrevocable Trust for which Andrew M. Sims, Kim E. Sims and Christopher L. Sims, a former director, serve as co-trustees.  Andrew M. Sims redeemed 115,000 units for common stock on June 7, 2011; 200,000 units for common stock on September 16, 2015; and 322,687 units for common stock on February 1, 2016.  Kim E. Sims redeemed 80,000 units for common stock on March 1, 2007; 50,000 units for common stock on August 28, 2007; 50,000 units for common stock on October 3, 2011; 50,000 units for common stock on March 1, 2013; 50,000 units for common stock on August 14, 2013; 50,000 units for common stock on April 1, 2014; 100,000 units for common stock on April 1, 2015; and 100,000 units for common stock on February 1, 2016.

(6)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on January 28, 2016, 2nd Market Capital Advisory Corp has voting and dispositive power over 1,261,573 shares.  The address of 2nd Market Capital Advisory Corp is 650 N. High Point Road, Madison, Wisconsin 53717.

(7)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2016, Palogic Value Fund, L.P. has voting and dispositive power over 854,353 shares.  The address of Palogic Value Fund, L.P. is 5310 Harvest Hill Road, Suite 110, Dallas, Texas 75230, USA.

(8)

Includes 18,500 shares of restricted stock granted under the 2004 Plan all of which were fully vested on December 31, 2013.  Includes 9,000 shares of restricted stock granted under the 2013 Plan, 6,000 of which were fully vested on December 31, 2015, and 3,000 of which will vest on December 31, 2016.  Includes 200,000 shares held by the Celia K. Krichman Charitable Trust, of which Edward S. Stein is a Trustee.  Mr. Stein disclaims beneficial ownership of these shares.

(9)	Represents 133,099 units held by the Celia K. Krichman Charitable Trust, of which Edward S. Stein is a Trustee. Mr. Stein disclaims beneficial ownership of these units.
(10)

Includes 84,363 shares of common stock granted under the 2004 Plan, including 60,000 shares of our common stock granted pursuant to Mr. Folsom’s employment agreement with us that were fully vested on January 1, 2011.  Includes 23,000 shares of common stock granted under the 2013 Plan.

(11)

Includes 39,750 shares of common stock granted under the 2004 Plan, including 24,000 shares of restricted common stock granted pursuant to Mr. Domalski’s employment agreement with us that will vest in equal amounts of 6,000 shares on each December 31 in the four-year period of 2014 through 2017.  Includes 18,000 shares of common stock granted under the 2013 Plan.

(12)

Includes 18,500 shares of restricted stock granted under the 2004 Plan all of which were fully vested on December 31, 2013.  Includes 9,000 shares of restricted stock granted under the 2013 Plan, 6,000 of which were fully vested on December 31, 2015, and 3,000 of which will vest on December 31, 2016.

(13)

Includes 9,500 shares of restricted stock granted under the 2004 Plan all of which were fully vested on December 31, 2013.  Includes 9,000 shares of restricted stock granted under the 2013 Plan, 6,000 of which were fully vested on December 31, 2015, and 3,000 of which will vest on December 31, 2016.

(14)	Includes 5,250 shares of common stock granted under the 2013 Plan, 2,250 of which are unrestricted and 3,000 of which will vest on December 31, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and the beneficial owners of more than 10.0% of the common stock to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports.  To the best of our knowledge, all of the filings by the Company’s directors and executive officers were made on a timely basis during the 2015 fiscal year.  We are not aware of any beneficial owners of more than 10.0% of our common stock other than as disclosed in the Principal Holders Table.

PROPOSAL I - ELECTION OF DIRECTORS

The directors of the Company are elected by the stockholders annually.  The board of directors currently consists of seven (7) members.  Each director’s term of office expires at the Annual Meeting.  Each of the individuals named below has been nominated for election by holders of our common stock to the board of directors at the Annual Meeting to hold office until the 2017 annual meeting of stockholders and until their successors are elected and qualified.

David J. Beatty, David R. Folsom, Andrew M. Sims, Kim E. Sims, Edward S. Stein, Herschel J. Walker and General Anthony C. Zinni (the “Nominees”), have been nominated by the board of directors, as recommended by our NCGC Committee, for terms of one (1) year each.

Name	Position with the Company	Age as of the Annual Meeting	History of Service as a Director
David J. Beatty	Director	72	2004 - 2007, 2011 - present
David R. Folsom	Director, President and Chief Operating Officer	51	2011 - present
Andrew M. Sims	Chairman of the Board of Directors and Chief Executive Officer	59	2004 - present
Kim E. Sims	Director	61	2004 - present
Edward S. Stein	Director	69	2004 - present
Herschel J. Walker	Director	54	2015 - present
Anthony C. Zinni	Director	72	2004 - present

The persons named as proxies in the enclosed proxy card intend to vote “FOR ALL” the election of the Nominees, unless the proxy card is marked to indicate that such authorization is expressly withheld.  Should one or more of the Nominees withdraw or be unable to serve (which the board of directors does not expect) or should any other vacancy occur in the board of directors, it is the intention of the persons named in the enclosed proxy card to vote “FOR ALL” the election of such persons as may be recommended by the NCGC Committee and the board of directors.  If there are no substitute nominees, the size of the board of directors may be reduced.

Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.  For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted on Proposal I.

Biographical Information

The principal business experience of each Nominee and executive officer of the Company is set forth below.  The biographical information below also includes, for each Nominee, the particular experience, qualifications, attributes or skills that led the board of directors to nominate such Nominee to serve as a director of the Company.

Nominees for Directors

David J. Beatty previously served as a director of Sotherly from the completion of Sotherly’s initial public offering in December 2004 until 2007 and resumed service as a director of Sotherly in 2011. He also serves as chairman of Sotherly’s Audit Committee. He began his 40-plus-year career in finance and real estate development as head of marketing operations for George Kaufman real estate development group in 1972. He was a founder of Essex Commercial Mortgage in 1987 and founder and President of CENIT Commercial Mortgage Corp. in 1990. In 2001, Mr. Beatty founded TowneBank Commercial Mortgage, LLC, where he currently serves as President. TowneBank Commercial Mortgage, LLC specializes in placing debt and equity for the lodging industry. He has been President of Guest Quarters, Inc. (1979-1982), Treasurer and Chief Financial Officer of Guest Quarters Development Group (1982-1986) and President of mortgage financing for Lawson-Essex, Inc. (1987-1990). Mr. Beatty received a bachelor of arts degree from Georgetown University and a master of business administration degree from the Darden School of Business at the University of Virginia.

The board of directors of Sotherly concluded that Mr. Beatty has the relevant professional experience and skills to serve as director of Sotherly, as evidenced by Mr. Beatty’s current and former service as director of Sotherly, because of his corporate and financial leadership as president and chief financial officer of a hotel company as well as his current position of president at TowneBank Commercial Mortgage, LLC.

David R. Folsom is Sotherly’s president and chief operating officer. He was appointed to the position of president in January 2011 and to the position of chief operating officer in January 2006. Mr. Folsom was appointed as a director in 2011. Mr. Folsom assists the chief executive officer in the execution of Sotherly’s strategic business plan and coordinates Sotherly’s capital raising and borrowing efforts, as well as sourcing and conducting due diligence on potential acquisitions to facilitate the company’s growth. Prior to joining Sotherly, Mr. Folsom was Vice President of Paragon Real Estate, a Cleveland-based early stage real estate venture focusing on distressed multi-family assets in 2005. From 2001 to 2005, he was an investment banker with BB&T Capital Markets, where he served in the Real Estate Securities Group and Debt Capital Markets Groups. While at BB&T, Mr. Folsom participated in over 70 equity, debt and preferred stock underwritings, as well as financial advisory transactions across many industries. He was a member of the lead underwriting team that took Sotherly public in 2004. Mr. Folsom served as a commissioned officer in the U.S. Marine Corps, is a graduate of the U.S. Naval Academy and received a master of business administration degree from Georgetown University. In 2012, Mr. Folsom also acted as an adjunct professor at the College of William and Mary. He is also a director of The Sotherly Foundation, a charitable foundation established by Sotherly to provide assistance to veterans.

The board of directors of Sotherly concluded that Mr. Folsom has the relevant professional experience and skills to serve as director of the Sotherly because of his current positions as president and chief operating officer of Sotherly as well as his past investment banking and real estate financing experience.

Andrew M. Sims is Sotherly’s chief executive officer and chairman of the board and has served in such capacities since its inception in August 2004. In addition, Mr. Sims served as Sotherly’s president from our inception through December 31, 2010. He served as President of MHI Hotels Services LLC, which does business as Chesapeake Hospitality (“Chesapeake Hospitality”) from 1995 until August 2004 after serving for seven years as Vice President of Finance and Development. As President of Chesapeake Hospitality, Mr. Sims oversaw company operations as well as the areas of accounting and finance, marketing, development and franchise relations. Andrew M. Sims is the brother of Kim E. Sims. Mr. Sims serves as a director of Chesapeake Hospitality. Mr. Sims has a bachelor of science degree in commerce from Washington & Lee University.

The board of directors of Sotherly concluded that Mr. Sims has the relevant professional experience and skills to serve as director of Sotherly because he has spent over thirty-five years in the hospitality industry and has experience operating, developing and owning hotel properties. Mr. Sims has held several positions in hotel management, including president of the hotel management company, Chesapeake Hospitality. Most recently, as chief executive officer, Mr. Sims has developed and expanded our hotel portfolio and managed franchise, banking and third party service-provider relations. Mr. Sims’ employment agreement with Sotherly provides that Sotherly must nominate him to serve as a director and, subject to his election as a director, he will serve as Chairman of the board of directors.

Kim E. Sims became a director of Sotherly upon completion of Sotherly’s initial public offering in December 2004 and is the President and a director of Chesapeake Hospitality, a position he has held since December 2004. Mr. Sims served as Executive Vice President of Operations of Chesapeake Hospitality from 1995 until 2004 and has provided over thirty years of service at Chesapeake Hospitality. He has a bachelor of science degree in commerce from Washington & Lee University. Kim E. Sims is the brother of Andrew M. Sims.

The board of directors of Sotherly concluded that Mr. Sims has the relevant professional experience and skills to serve as director of Sotherly because of his more than thirty year experience in hotel management and operations. As president of Chesapeake Hospitality, Mr. Sims has an expertise in the hospitality industry that enhances the dialogue of the board of directors.

Edward S. Stein became a director of Sotherly upon completion of the Company’s initial public offering in December 2004 and is chairman of Sotherly’s NCGC Committee and is a member of the Sotherly’s Audit Committee.  Mr. Stein is of counsel to the Norfolk, Virginia law firm of Wilson & McIntyre.  Prior to joining Wilson & McIntyre in 2014, he was a founding partner of the law firm of Weinberg and Stein, where he practiced from 1978 to 2014. Mr. Stein has practiced law in the areas of real estate, estate planning, probate, corporate law and business law since 1974. He is admitted to the Virginia Bar and is a member of the Norfolk and Portsmouth and Virginia Bar Associations. Mr. Stein received a bachelor of arts degree from Harvard University and a juris doctor degree from the University of Virginia School of Law.

The board of directors of Sotherly concluded that Mr. Stein has the relevant professional experience and skills to serve as director of Sotherly because he has spent more than thirty-five years practicing business, tax and corporate law and had served effectively as counsel for fourteen years to MHI Hotels Services LLC. Mr. Stein also has developed and rehabilitated real estate and has experience in venture capital transactions.

Herschel J. Walker is the founder of H. Walker Enterprises, LLC and its subsidiary, Renaissance Man Food Services, LLC, a certified Minority Business Entity, and has served as chief executive officer of each business since 2002.  As chief executive officer of H. Walker Enterprises, Mr. Walker oversees a broad line of products on a national level.  He is also a recognized motivational speaker on a variety of business related topics for Fortune 500 companies and regional chapters of the National Minority Supplier Development Council.  Mr. Walker played football for the University of Georgia from 1980 to 1982, where he was a three-time All American and a recipient of the Heisman Trophy.  In 1999, he was inducted into the College Football Hall of Fame.  During Mr. Walker’s professional football career from 1983 to 1997, he played for the New Jersey Generals, Dallas Cowboys, Minnesota Vikings, Philadelphia Eagles, and New York Giants, and was selected to the USFL All-Star team in 1985 and the NFL Pro-Bowl in 1987 and 1988.  In addition to his football career, Mr. Walker was a member of the two-man U.S bobsled team for the 1992 Winter Olympics, and is undefeated in professional mixed martial arts.  Mr. Walker received a bachelor of science degree in criminal justice from the University of Georgia.

The board of directors of Sotherly concluded that Mr. Walker has the relevant professional experience and skills to serve as director of Sotherly because of his significant work ethic and accomplishments across many disciplines, including the successful leadership of H. Walker Enterprises.

General Anthony C. Zinni became a director of Sotherly in December 2004 upon completion of its initial public offering and is a member of Sotherly’s NCGC Committee. General Zinni served as a director at BAE Systems from 2001 to 2014, and served as Chief Executive Officer on an interim basis during 2009. General Zinni also served as a director of DynCorp International from 2006-2008 and served as the Executive Vice President of DynCorp International, from July 2008-December 2008. He retired from the U.S. Marine Corps after 39 years of service in October 2000. During his military career, General Zinni served as the Commanding General, First Marine Expeditionary Force from 1994 to 1996, and as Commander-in-Chief, U.S. Central Command from 1997 to 2000. General Zinni has participated in numerous humanitarian operations and Presidential diplomatic missions. In November 2001, General Zinni was appointed senior adviser and U.S. envoy to the Middle East by Secretary of State Colin Powell. Since November 2000, General Zinni has consulted in the areas of defense, military, national security, foreign policy and regional issues. Since 2008, he has served as a professor at Cornell University. In 2008, he also served as a professor at Duke University. General Zinni received a bachelor of arts degree in economics from Villanova University. He also earned a master of arts degree in international relations from Salve Regina College, a master of science degree in management and supervision from Central Michigan University, and honorary doctorate degrees from both the College of William and Mary and the Marine Maritime Academy.

The board of directors of Sotherly concluded that General Zinni has the relevant professional experience and skills to serve as director of Sotherly because he is a skilled and experienced leader who has a strong background in corporate governance. General Zinni’s leadership experience includes almost forty years in the U.S. Marine Corps and, most recently, as a director and executive officer of BAE Systems and DynCorp International, two large global security and defense public companies. General Zinni has served on four private company boards in addition to his public company board involvement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE ELECTION OF THE ABOVE NOMINEES.

Executive Officers of the Company Who Are Not Directors

Anthony E. Domalski, 54, is Sotherly’s vice president and chief financial officer, a position to which he was appointed as of January 1, 2013. Prior to this role, Mr. Domalski was Sotherly’s chief accounting officer since May 2005. He joined Sotherly in May 2005 and was appointed an officer by the board of directors in July 2006. A certified public accountant, he is responsible for financial analysis, cash management, investment, risk management and financial and tax reporting. From 2001 to 2005, Mr. Domalski served as Chief Financial Officer for SwissFone, Inc., a Washington, D.C. based telecommunications company, where he assisted in a management-led buyout of the U.S. international wholesale division from Swisscom, AG. Prior to his tenure at SwissFone, Inc., Mr. Domalski held several other senior financial positions in the telecommunications and hospitality industry and spent nine years at a local public accounting firm. Mr. Domalski is a member of the American Institute of Certified Public Accountants. Mr. Domalski received a bachelor of science degree in accounting and finance from the University of Maryland.

Meetings and Certain Committees of the Board of Directors

The board of directors conducts its business through meetings of the board of directors and through its committees.  The board has two (2) standing committees: the NCGC Committee and an Audit Committee.  During the fiscal year ended December 31, 2015, the board of directors of our Company held four (4) regular meetings and one (1) special meeting.  No incumbent director of the Company attended fewer than 75% of the total meetings of the board of directors and committee meetings on which such board member served during this period.  Six (6) of the then seven (7) directors attended the Company’s 2015 annual meeting of stockholders.

Independent Directors

All of the members of the Audit Committee and the NCGC Committee and a majority of the Company’s board of directors must meet the test of “independence” as defined by the listing standards of the NASDAQ® Stock Market or NASDAQ.  The NASDAQ standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors has a responsibility to make an affirmative determination that a director has no relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of independent judgment.  Our board of directors has determined that each of Messrs. Beatty, Stein, Walker and Zinni satisfies the bright-line criteria and that none has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of the board of directors.  Therefore, we believe that each of such directors is independent under the NASDAQ rules.

The NCGC Committee is currently comprised of directors Stein, Walker and Zinni.  All members of the NCGC Committee are independent in accordance with the listing standards of the NASDAQ.  This standing committee determines the salary for the chief executive officer, the president and chief operating officer and the vice president and chief financial officer.  The purpose of the NCGC Committee is to make recommendations to the board of directors regarding corporate governance policies and practices, recommend criteria for membership on the board of directors, make recommendations to the board of directors of potential director nominees, make recommendations to the board of directors concerning the membership, size and responsibilities of each of the committees, develop general policies relating to compensation and benefits, determine compensation for, and evaluate the performance of, our executive officers and administer our 2013 Plan.  The NCGC Committee met two (2) times during fiscal year 2015.  The NCGC Committee has adopted a written charter that last was amended on October 26, 2015 and sets forth the specific functions and responsibilities of the committee.  The NCGC Committee reviews and assesses the adequacy of its written charter on an annual basis.  The amended NCGC Committee charter is available on our website at www.sotherlyhotels.com.

The Audit Committee, a standing committee, is currently comprised of directors Beatty, Stein and Zinni.  The board of directors has determined that David J. Beatty, chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.  All members of the Audit Committee are independent in accordance with the listing standards of the NASDAQ.  The Audit Committee meets with the independent registered public accounting firm to discuss the annual audit and any related matters.  The Audit Committee is further responsible for internal controls over financial reporting.  The Audit Committee met eleven (11) times in fiscal year 2015. The Audit Committee has adopted a written charter that last was amended on October 26, 2015 and sets forth the specific functions and responsibilities of the committee.  The amended Audit Committee charter is available on our website at www.sotherlyhotels.com.

Risk Oversight

The chief financial officer has responsibility for the day-to-day risk management functions of the Company and reports directly to the Audit Committee regarding issues related to risk management for the Audit Committee’s review and assessment.  The Audit Committee meets with the chief financial officer to review and discuss the Company’s risk management and related policies and procedures.  The Audit Committee meets as often as and to the extent that the Audit Committee deems necessary or appropriate, but at least annually in connection with the audit of each fiscal year’s financial statements.

Additionally, the charters of the board’s committees delegate to the committees various elements of the board’s risk oversight responsibility.  For example, our Audit Committee is responsible for periodically inquiring of management, the members of the internal audit department and the independent auditors about the Company’s major financial risks or exposures; discussing the steps management has taken to monitor and control such exposures; and discussing guidelines and policies with respect to risk assessment and risk management.  Our NCGC Committee oversees risks associated with our corporate governance guidelines; our executive compensation plans and arrangements; and our code of business conduct, including compliance with listing standards for independent directors, committee assignments and conflicts of interest.  All these risks are discussed with the entire board of directors as often as and to the extent that the committees deem necessary or appropriate.

Report of the Audit Committee

For the fiscal year ended December 31, 2015, the Audit Committee: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP, all matters required to be discussed by the Statement on Auditing Standards No. 61, as modified and superseded (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and discussed with Grant Thornton LLP its independence.  Based on the foregoing review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Audit Committee:

David J. Beatty - Chairman

Edward S. Stein

Anthony C. Zinni

Director Nomination Process

The board of directors is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes and skills appropriate for functioning effectively as a board.  The NCGC Committee works with the board of directors to determine the appropriate characteristics, skills and experiences for the board as a whole and its individual members with the objective of having a board with a diverse background and experiences and makes recommendations to the board of potential nominees.  When recommending candidates, the NCGC Committee assesses the board’s size and composition; corporate governance policies; applicable listing standards and laws; individual director performance, expertise and willingness to serve actively; the number of other public and private company boards on which a director candidate serves; consideration of director nominees proposed or recommended by stockholders and related policies and procedures; and other appropriate factors.  Characteristics expected of all directors include integrity, high personal and professional ethics, strong professional reputation and record of achievement, constructive and collegial personal attributes, sound business judgment and the ability and commitment to devote sufficient time and energy to board service.  There are no minimum qualifications that the NCGC Committee has established for a candidate recommended to the board of directors by the NCGC Committee.  The NCGC Committee does not have a diversity policy; however, the NCGC Committee seeks to include on the board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the board confronts.  In evaluating the suitability of individual board members, the NCGC Committee takes into account many factors, including general understanding of marketing and finance; understanding of our business; education and professional background; personal accomplishment; diversity of viewpoint; business expertise; and industry knowledge.  The board of directors, through the NCGC Committee, evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.  The NCGC Committee evaluates each incumbent director to determine whether such person should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the board during the current term.

In recommending candidates to the board of directors, the NCGC Committee will consider nominees recommended by stockholders so long as the recommendation is submitted to our corporate secretary within the timeframe required to request a proposal that will be included in the proxy materials for our next annual meeting of stockholders.  However, the NCGC Committee may, in its sole discretion, reject any such recommendation for any reason.

Andrew M. Sims’ employment agreement with us provides that we must nominate him to serve as a director.  The nomination right provided for under Andrew M. Sims’ employment agreement is subject to the determination of the NCGC Committee, in connection with each annual or special meeting of stockholders at which directors will be elected, that the nominee satisfies the standards established by the committee for service on the board.  If Andrew M. Sims fails to be nominated to our board of directors or is involuntarily removed from our board of directors, unless for cause or vote by the stockholders, both he and David R. Folsom will receive, among other things, a severance payment equal to three (3) times their respective combined salary base and actual bonus compensation for the preceding fiscal year.  Andrew M. Sims is not independent under the corporate governance standards of the NASDAQ.

The board of directors believes that its procedures comply with the requirements of the NASDAQ and provide adequate assurance that nominations are approved by independent directors.

Leadership Structure

Our board of directors remains committed to maintaining strong corporate governance and appropriate independent oversight of management.  The board has given careful consideration to our Company’s leadership structure and has determined that our Company and our stockholders currently are best served by having Andrew M. Sims serve as both chairman of the board of directors and chief executive officer.  This structure enables Andrew M. Sims to ensure that (i) the board’s agenda reflects our strategic challenges and opportunities; (ii) the board is presented with information required for it to fulfill its responsibilities; and (iii) board meetings are as productive and effective as possible. In the view of the board, the combined role of chairman and chief executive officer promotes unified leadership and direction for the board and executive management and it allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plan.  The board believes that this leadership structure is also appropriate given the size of the Company.  As of April 7, 2016, the Company has only thirteen (13) employees and a board of seven (7) directors.  Due to the size of our Company, it would not be financially and strategically prudent to have separate leadership roles. Andrew M. Sims has spent his career in leadership positions at the Company and the hotel management company, Chesapeake Hospitality.  The board believes his superior knowledge of all aspects of the Company, the hotel management company and the hospitality industry makes him the most qualified person to serve both roles for the Company.

The board of directors and its committees oversee the effectiveness of management policies and decisions, including the execution of key strategic initiatives.  Each of the board’s committees is composed entirely of independent directors.  Consequently, independent directors directly oversee such critical matters as the compensation of executive management, including Andrew M. Sims’ compensation, the selection and evaluation of directors and the development and implementation of corporate governance programs. The independent directors conduct an annual performance review of the chairman and chief executive officer, assessing the Company’s financial and non-financial performance and the quality and effectiveness of Andrew M. Sims’ leadership. In addition, the NCGC Committee oversees the processes by which Andrew M. Sims is evaluated.  The board believes that the Company’s corporate governance documents, which are available on the Company’s website, help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain the Company’s commitment to the highest quality corporate governance. Pursuant to these governance principles, independent board members meet as often as and to the extent that the independent directors deem necessary or appropriate at executive sessions without management present.

Our board of directors has designated Edward S. Stein, the chairman of the NCGC Committee, to serve as the lead independent director.  The lead independent director serves as chairman of meetings of the independent directors.  The lead independent director, a separate and independent position from the chairman, calls meetings, supervises the conduct of meetings of the independent directors, records the minutes and reports meeting results and any decisions of the independent directors to our chairman and facilitates communication between the independent directors, the chairman and management.  The position held by Edward S. Stein ensures effective corporate governance for our Company.

Stockholder Communications

The board of directors does not have a formal process for stockholders to send communications to the board.  In view of the infrequency of stockholder communications to the board of directors, the board does not believe that a formal process is necessary.  Written communications received by our Company from stockholders are shared with the full board no later than the next regularly scheduled board meeting.  The board encourages, but does not require, directors to attend the annual meeting of stockholders.

DIRECTOR AND EXECUTIVE COMPENSATION

The NCGC Committee is responsible for developing our policies relating to compensation and benefits, determining compensation for, and evaluating the performance of, certain of our executive officers, and administering the 2013 Plan.  The NCGC Committee determines compensation for our three (3) most highly paid executive officers: the chief executive officer, the chief financial officer and the president and chief operating officer.  We refer to these three (3) executive officers as our principal executive officers.

The NCGC Committee’s principal objective in establishing compensation policies is to develop and administer a comprehensive program designed to attract and retain outstanding managers.  The NCGC Committee’s guidelines for compensation of our principal executive officers are designed to provide fair and competitive levels of total compensation while linking elements of compensation with performance.  A further objective of our compensation policies is to provide incentives and reward principal executive officers for their contribution to our Company.  To that end, the NCGC Committee believes executive compensation packages provided by us to the principal executive officers should include both cash and stock-based compensation that reward performance as measured against established goals.

It was favorably noted by the NCGC Committee that our stockholders overwhelmingly approved our executive compensation program at the 2015 annual meeting. Holders of approximately 4.75 million shares of our common stock, or over 99% of the total votes cast (without regard to broker non-votes or abstentions), voted for the advisory vote approving executive compensation.

The NCGC Committee has not retained or obtained the advice of a compensation consultant.

Elements of our Compensation Plan

Elements of compensation for our principal executive officers consist principally of base salary, performance bonuses and awards of shares of common stock under the 2013 Plan.  In determining each element of compensation for each principal executive officer, the NCGC Committee primarily considers:

•	market data relating to an identified peer group;
•	company performance in light of specified goals and guidance;
•	recommendations of the chief executive officer;
•	individual performance of the principal executive officer; and
•	the terms of each principal executive officer’s employment agreement.

Base Salary

The original base salary amounts of the principal executive officers were provided for in their respective employment agreements and are subject to adjustment pursuant to the terms of those agreements.  In setting base salaries, and annually considering adjustments, the NCGC Committee uses an evaluation process considering the principal executive officer’s position, level and scope of responsibility and an evaluation of base salaries and other benefits of other executive officers of comparable companies, including an analysis of our Company’s current operating results.

Cash Bonus Plan

Under our employment agreements with the principal executive officers, each principal executive officer is eligible to receive a cash bonus in target amounts between 15%-35% of base salary.  The NCGC Committee has reviewed these agreements and has determined in the best interests of the Company to structure a cash bonus plan that may award above or below the 15%-35% target range indicated in the agreements subject to consideration of the following metrics:

•	achieving the Company goal for adjusted funds from operations (“AFFO”);
•	stock performance relative to our company peer group; and
•	realizing personal and other Company goals established by our board of directors based on recommendations from our chief executive officer.

The NCGC Committee has determined that for 2016, the annual target bonus for which our chief executive officer and our chief operating officer is eligible to receive will be an amount between twenty five percent (25%) and thirty five percent (35%) of each such executive’s base salary, pursuant to each executive’s related employment agreement, and the annual target bonus for which our chief financial officer is eligible to receive will be an amount between fifteen percent (15%) and twenty percent (20%) of his base salary, pursuant to his employment agreement.

Long-Term Stock Bonus Program

In 2013, the NCGC Committee formulated, and the board of directors adopted, a Long Term Stock Bonus Program which was implemented in conjunction with the 2013 Plan, discussed below.  The program covers our chief executive officer, our chief financial officer and our president and chief operating officer.  When the Long-Term Stock Bonus Program was established, the NCGC Committee determined the appropriate target amounts of stock awards for each principal executive officer by reviewing market data relating to compensation programs for senior executives in the Company’s peer group, among other factors.

The Long-Term Stock Bonus Program provides for an annual target of 10,000 shares for award to our chief executive officer, 6,000 shares for award to our chief financial officer and 8,000 shares for award to our president and chief operating officer.  For our chief executive officer, 5,000 of those shares were awarded in recognition of service in 2015.  For our chief financial officer and our chief operating officer, fifty percent (50%) of the targeted amount of shares were awarded in recognition of service in 2015.  The remaining shares for our chief executive officer and fifty percent (50%) of the shares for our chief financial officer and chief operating officer were awarded based on the Company’s and/or the principal executive officer’s performance in four (4) areas:

•	AFFO, as evaluated by the NCGC Committee, as compared with Company projections;
•	stockholder return for the year as compared with our Company’s peer group;
•	absolute stockholder return, comprised of stock appreciation from the first of each year, together with dividends paid during the year, with targets as determined by the NCGC Committee; and
•	a subjective determination by the NCGC Committee of the achievement of each such principal officer’s personal stated goals.

The actual number of shares earned by each principal executive officer for performance in calendar year 2015 was determined by the NCGC Committee.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally sets a limit of $1.0 million on the amount of annual compensation paid to an executive officer (other than certain enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly-held company.  It is the policy of the board of directors and the NCGC Committee to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with our overall objectives and executive compensation policy.  None of the principal executive officers received compensation in 2015 in excess of the limits imposed under Section 162(m).

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by Andrew M. Sims, Anthony E. Domalski and David R. Folsom during the past two (2) fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	All Other Compensation ($)	Total ($)
Andrew M. Sims, CEO	2015	498,940	115,000		42,320(1)	69,256(3)	725,516
	2014	430,333	115,000		73,700(2)	36,796(4)	655,829

Anthony E. Domalski, Vice President, CFO and Secretary	2015	236,000	60,000	(5)	31,740(1)	70,601(3)	398,341
	2014	229,000	60,000		44,220(2)	76,322(4)	409,542

David. R. Folsom, President and COO	2015	285,702	80,000		37,030(1)	55,626(3)	458,358
	2014	281,480	80,000		58,960(2)	38,831(4)	459,271

1

Represents the dollar value of unrestricted stock awards calculated by multiplying the closing market price of our common stock of $5.29 on February 2, 2016, the date of the grant, as reported on the NASDAQ, by the number of shares of unrestricted stock awarded.  The stock awards were accounted for in 2015.

2

Represents the dollar value of unrestricted stock awards calculated by multiplying the closing market price of our common stock of $7.37 on January 29, 2015, the date of the grant, as reported on the NASDAQ, by the number of shares of unrestricted stock awarded.  The stock awards were accounted for in 2014.

3

Includes the Company contributions to the 401(k) plan in the amount of $10,600 for each of Andrew M. Sims, Anthony E. Domalski, and David R. Folsom in 2015.  Includes insurance premiums paid by our Company for life insurance policies for the principal executive officers in the amount of $1,155 for Mr. Sims, $2,685 for Mr. Domalski and $3,415 for Mr. Folsom in 2015.  Includes insurance premiums paid by our Company for health insurance policies for the principal executive officers in the amount of $27,093 for Mr. Sims, $28,215 for Mr. Domalski and $27,498 for Mr. Folsom in 2015.  Includes insurance premiums paid by our Company for long-term disability insurance policies for the principal executive officers in the amount of $30,408 for Mr. Sims, $11,601 for Mr. Domalski and $14,113 for Mr. Folsom in 2015.  Includes the payment of a temporary housing stipend in the amount of $17,500 for Mr. Domalski in 2015.

4

Includes the Company contributions to the 401(k) plan in the amount of $10,400 for each of Andrew M. Sims, Anthony E. Domalski, and David R. Folsom in 2014.  Includes insurance premiums paid by our Company for life insurance policies for the principal executive officers in the amount of $1,155 for Mr. Sims, $2,685 for Mr. Domalski and $3,415 for Mr. Folsom in 2014.  Includes insurance premiums paid by our Company for health insurance policies for the principal executive officers in the amount of $23,633 for Mr. Sims, $32,013 for Mr. Domalski and $24,122 for Mr. Folsom in 2014.  Includes insurance premiums paid by our Company for long-term disability insurance policies for the principal executive officers in the amount of $1,608 for Mr. Sims, $1,224 for Mr. Domalski and $894 for Mr. Folsom in 2014.  Includes the payment of a temporary housing stipend in the amount of $30,000 for Mr. Domalski in 2014.

5

Mr. Domalski’s cash bonus includes a contingency by which his cash bonus will be reduced by approximately $10,000 in the event of an unsuccessful resolution of a tax penalty assessed by the Internal Revenue Service relating to the Company’s acquisition of the Crowne Plaza Houston Downtown, as determined by the Company’s chief executive officer.

Outstanding Equity Awards at Fiscal Year End

	Stock awards
Name	Number of shares of stock that have not vested (#)		Market value of shares that have not vested ($)
Anthony E. Domalski, Vice President, CFO and Secretary	12,000	(1)	73,920	(2)

1

Pursuant to Mr. Domalski’s employment agreement with the Company dated as of December 31, 2012, Mr. Domalski was issued 30,000 restricted shares on January 1, 2013, which vest in equal amounts of 6,000 shares over a five-year period during Mr. Domalski’s employment on December 31 of each year, commencing December 31, 2013, and ending December 31, 2017.

2

Represents the dollar value of shares of common stock calculated by multiplying the closing market price of our common stock of $6.16 on December 31, 2015, as reported on the NASDAQ, by the number of shares.

No other compensation has been awarded to, earned by or paid to any of our principal executive officers which is required to be reported in the above tables.

On February 2, 2016, we granted 8,000 shares of stock to Andrew M. Sims, 6,000 shares of stock to Anthony E. Domalski and 7,000 shares of stock to David R. Folsom under the 2013 Plan, as described under the caption “Stock Awards Granted”.

2015 Base Salary

For 2015, Andrew M. Sims received $498,940 in base salary, pursuant to the terms of his employment agreement.  For 2015, David R. Folsom received a 1.5% increase to his base salary over 2014, for a total of $285,702 in base salary.  For 2015, Anthony E. Domalski received $236,000 in base salary, pursuant to the terms of his employment agreement.

2015 Bonuses Awarded

The NCGC Committee awarded cash bonuses to the principal executive officers for fiscal year 2015 of $115,000, $60,000 and $80,000 to Andrew M. Sims, Anthony E. Domalski and David R. Folsom, respectively.  In making its decisions, the NCGC Committee considered the factors described above under the caption “Cash Bonus Plan.” Mr. Domalski’s cash bonus includes a contingency by which his cash bonus will be reduced by approximately $10,000 in the event of an unsuccessful resolution of a tax penalty assessed by the Internal Revenue Service relating to the Company’s acquisition of the Crowne Plaza Houston Downtown, as determined by the Company’s chief executive officer.

Stock Awards Granted

Pursuant to the Long-Term Stock Bonus Program, the NCGC Committee awarded shares of our Company’s stock to the principal executive officers for fiscal year 2015 of 8,000, 6,000 and 7,000 vested shares to Andrew M. Sims, Anthony E. Domalski and David R. Folsom, respectively, based on performance in fiscal year 2015.  In making its decision, the NCGC Committee considered the factors described above under the caption “Long-Term Stock Bonus Program.”

Employment Agreements

Our current employment agreements with Andrew M. Sims, our chief executive officer, David R. Folsom, our president and chief operating officer, and Anthony E. Domalski, our chief financial officer, provide for each executive’s annual salary and possible additional compensation in the form of cash bonus and restricted stock awards.  Each current executive will receive customary benefits, including a term life insurance policy of $1 million and disability insurance in an amount so that each executive will receive the same monthly payments as under such executive’s respective employment agreement in the event of disability.  As described below, the current employment agreements provide our executives with severance benefits if such executive’s employment ends under certain circumstances including a change in control.  We believe that the current employment agreements will benefit us by helping to retain Mr. Sims, Mr. Folsom and Mr. Domalski and by allowing such executives to focus on their duties without the distraction of the concern for their personal situation in the event of a possible change in control of our Company.

Our current employment agreements with Mr. Sims, Mr. Folsom and Mr. Domalski contain provisions providing for substantial payments to these executives in the event of a change of control of our Company.  Specifically, if we terminate these executive’s employment without cause or the executive resigns with good reason, which in the case of Mr. Sims and Mr. Folsom includes a failure to nominate Andrew M. Sims to our board of directors or his involuntary removal from our board of directors, unless for cause or by vote of the stockholders, or if there is a change of control, each of these executives is entitled to the following:

•	any accrued but unpaid salary and bonuses;
•	vesting of any previously issued stock options and restricted stock;
•	payment of the executive’s life, health and disability insurance coverage for a period of five (5) years following termination;
•	any unreimbursed expenses; and
•

a severance payment equal to three (3) times such executive’s combined salary and actual bonus compensation for the preceding fiscal year will be paid within five (5) days of such executive officer’s last day of employment.

DIRECTOR COMPENSATION

The following table sets forth the cash and non-cash compensation awarded to certain of our independent, non-employee directors during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
David J. Beatty	$37,000	$22,110(1)	$59,110
James P. O’Hanlon	$17,500	$5,527.5(1)	$23,027.5
Edward S. Stein	$38,125	$22,110(1)	$60,235
Herschel J. Walker	$17,625	$11,902.5(2)	$29,527.5
Anthony C. Zinni	$25,250	$22,110(1)	$47,360

1

Represents the dollar value of restricted stock awards calculated by multiplying the closing market price of our common stock of $7.37 on January 29, 2015, the date of grant, as reported on the NASDAQ, by the number of shares of restricted stock awarded.  The restricted stock awards for Messrs. Beatty, Stein, and Zinni were fully vested on December 31, 2015.  The restricted stock award for Mr. O’Hanlon was fully vested on April 27, 2015.

2

Represents the dollar value of the stock award calculated by multiplying the closing market price of our common stock of $5.29 on February 2, 2016, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded.

The NCGC Committee reviews the level of compensation of our non-employee directors on an annual basis.  To determine how appropriate the current level of compensation for our non-employee directors is, the NCGC Committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies.

We compensate certain of our independent, non-employee directors for their services as directors through a mixture of cash and equity-based compensation.  Eligible independent, non-employee directors receive annual compensation of $20,000, plus a fee of $750 (plus out-of-pocket expenses) for attendance in person at each meeting of the board of directors, and $750 for each committee meeting attended in person.  Directors who attend meetings telephonically receive a fee of $375.  Directors who are also officers or employees of our Company or who are affiliated with Chesapeake Hospitality are not paid any director fees.  Directors Edward S. Stein and David J. Beatty each receive an additional $6,500 per year for their services as chair of the NCGC Committee and Audit Committee, respectively.

On an annual basis, the NCGC Committee makes a recommendation to the board of directors for awards of restricted stock to certain independent, non-employee directors for its consideration and approval.  On February 2, 2016, directors David J. Beatty, Edward S. Stein, Herschel J. Walker, and General Anthony C. Zinni each received 3,000 shares that will vest on December 31, 2016.  Also on February 2, 2016, director Herschel J. Walker received an additional 2,250 unrestricted shares for his service during 2015.  On January 29, 2015, directors David J. Beatty, Edward S. Stein, and General Anthony C. Zinni each received 3,000 shares that became fully vested on December 31, 2015.  Also on January 29, 2015, former director James P. O’Hanlon received 750 shares that became fully vested on April 27, 2015.  Although distributions are paid on all restricted stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, these holders will be prohibited from selling such shares until they vest.  To date, the stock awards have been restricted until the last day of the fiscal year in which they were granted, with the following exceptions: (i) the 1,500 unrestricted shares granted to Mr. Beatty in 2012; (ii) the 750 restricted shares granted to Mr. Carey in 2014, which became fully vested on April 21, 2014; (iii) the 750 restricted shares granted to Mr. O’Hanlon in 2015, which became fully vested on April 27, 2015; and (iv) the 2,250 unrestricted shares granted to Mr. Walker in 2016.

2013 Long-Term Incentive Plan

We have established the 2013 Plan for the purpose of recruiting and retaining our and our affiliates’ executive officers, employees, non-employee directors and consultants.  The 2013 Plan authorizes the issuance of options to purchase shares of common stock and the grant of stock awards, deferred shares, performance shares and performance units.

Administration of the 2013 Plan is carried out by the NCGC Committee.  The NCGC Committee may delegate a portion of its authority under the 2013 Plan to one or more officers.

Our officers and employees and those of our operating partnership and other subsidiaries are eligible to participate in the 2013 Plan.  Our non-employee directors and other persons that provide consulting services to us, including our former chief financial officer, and our subsidiaries are also eligible to participate in the 2013 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with our Audit Committee charter and procedures established by the Audit Committee, our Audit Committee or another independent body of our board of directors is responsible for reviewing and approving the terms and conditions of all related party transactions.  Any transaction, in which the amount involved exceeds $120,000, and in which a director or executive officer of our Company or a member of the immediate family of a director or officer has a direct or indirect material interest, would need to be approved by our Audit Committee or another independent body of our board of directors prior to our Company entering into such transaction.  The procedures for review and approval of certain relationships and related transactions are contained in our Audit Committee charter which is available on our website at www.sotherlyhotels.com.

All new related party transactions that were not previously approved were reviewed and approved by our Audit Committee or another independent body of our board of directors in 2015, unless otherwise indicated.

Transactions with Chesapeake Hospitality

Chesapeake Hospitality is currently the management company for each of our hotels.

Chesapeake Hospitality, the management company, is owned and controlled by individuals including Andrew M. Sims, our chairman and chief executive officer, Kim E. Sims, a current director, Christopher L. Sims, a former director, and William J. Zaiser, our former executive vice president and chief financial officer.  As of December 31, 2015, each of Andrew M. Sims and Kim E. Sims, both of whom are current directors of our Company, and Christopher L. Sims, a former director of our Company, beneficially owned, directly or indirectly, approximately 19.351% of the total outstanding ownership interests of Chesapeake Hospitality.  As of December 31, 2015, William J. Zaiser, our Company’s former executive vice president and chief financial officer, beneficially owned, directly or indirectly, approximately 7.595% of the total outstanding ownership interests of Chesapeake Hospitality.  One (1) of our current directors and a former director, Kim E. Sims and Christopher L. Sims, respectively, are currently officers and employees of Chesapeake Hospitality.  As of December 31, 2015, the members of Chesapeake Hospitality owned approximately 9.2% of the Company’s outstanding common stock and approximately 1,292,958 operating partnership units.

Management Agreements

On December 15, 2014, we entered into a master agreement (the “Master Agreement”) and, in connection with that Master Agreement, a series of individual hotel management agreements (each a “Hotel Management Agreement” and, together, the “Hotel Management Agreements”) between the Company, the operating partnership, and MHI Hospitality TRS, LLC on the one hand and Chesapeake Hospitality on the other hand. The Master Agreement and Hotel Management Agreements addressed the scheduled expiration of the then-existing master management agreement (the “MMA”) and the strategic alliance agreement (the “SA Agreement”) and provide for ongoing management of the Company’s current hotels.

The Master Agreement:

•

expires on December 31, 2019, or earlier if all of the Hotel Management Agreements expire or are terminated prior to that date.  The Master Agreement will be extended beyond 2019 for such additional periods as a Hotel Management Agreement remains in effect;

•	terminated the then-existing SA Agreement as of December 15, 2014;
•	extended the term of the then-existing MMA until December 31, 2014 and terminated the MMA and other individual management agreements for Tampa, Houston, and Atlanta as of such date;
•	caused the Hotel Management Agreements to come into effect coincident with the termination of the MMA and other individual management agreements on December 31, 2014;
•	requires Chesapeake Hospitality to provide dedicated executive level support for our managed hotels pursuant to certain criteria;
•

provides a mechanism and established conditions on which the Company will offer Chesapeake Hospitality the opportunity to manage hotels acquired by the Company in the future, pursuant to a negotiated form of single facility management agreement, with the caveat that the Company is not required to offer the management of future hotels to Chesapeake Hospitality;

•

sets an incentive management fee for each of the hotels to be managed by Chesapeake Hospitality equal to 10% of the amount by which gross operating profit, as defined in the Hotel Management Agreement, for a given year exceeds the budgeted gross operating profit for such year; provided, however, that the incentive management fee payable in respect of any such year shall not exceed 0.25% of the gross revenues of the hotel included in such calculation; and

•	sets the following base management fees:

Hotel Name	2014(1)	2015-2017	2018-2019 & renewals
Hilton Wilmington Riverside	3.00%	2.65%	2.50%
Hilton Savannah DeSoto	3.00%	2.65%	2.50%
DoubleTree by Hilton Philadelphia Airport	3.00%	2.65%	2.50%
DoubleTree by Hilton Brownstone - University	3.00%	2.65%	2.50%
Sheraton Louisville Riverside	3.00%	2.65%	2.50%
Crowne Plaza Hampton Marina	3.00%	2.65%	2.50%
Crowne Plaza Tampa Westshore	3.00%	2.65%	2.50%
Crowne Plaza Jacksonville Riverfront	3.00%	2.65%	2.50%
Holiday Inn Laurel West	3.00%	2.65%	2.50%

	2014(1)	2015	2016	2017-2019 & renewals
Georgian Terrace	2.00%	2.00%	2.25%	2.50%
Crowne Plaza Houston Downtown	2.00%	2.00%	2.25%	2.50%

		Year 1	Year 2	Years 3-5 & renewals
Future Hotels(2)		2.00%	2.25%	2.50%

(1)	The base management fees for 2014, pursuant to the MMA, and the individual management agreements for Tampa, Houston and Atlanta, are shown for reference.
(2)

The base management fees for the Crowne Plaza Hollywood Beach Resort conform to the fee structure set forth for future hotels, with Year 1 being the 12 month period ending July 31, 2016, Year 2 being the 12 month period ending July 31, 2017, and Years 3-5 being the 36 month period ending July 31, 2020.

Each of the Hotel Management Agreements has a term of five years commencing January 1, 2015, with the exception of the Hotel Management Agreement for the management of the Crowne Plaza Hollywood Beach Resort, which has a term of five years commencing July 31, 2015.  Each of the Hotel Management Agreements may be extended for up to two additional periods of five years subject to the approval of both parties with respect to any such extension.  The agreements provide that Chesapeake Hospitality will be the sole and exclusive manager of the hotels as the agent of the lessee and at the sole cost and expense of the lessee and subject to certain operating standards.  Each agreement may be terminated in connection with a sale of the related hotel.  In connection with a termination upon the sale of the hotel, Chesapeake Hospitality will be entitled to receive a termination fee equal to the lesser of the management fee paid with respect to the prior twelve months or the management fees paid for that number of months prior to the closing date of the hotel sale equal to the number of months remaining on the current term of the Hotel Management Agreement.  No sale termination fee will be payable in the event the Company elects to provide Chesapeake Hospitality with the opportunity to manage another comparable hotel and Chesapeake Hospitality is not precluded from accepting such opportunity.  Chesapeake Hospitality is required to qualify as an eligible independent contractor in order to permit the Company to continue to operate as a real estate investment trust.

For the years ended December 31, 2015 and 2014, the Company paid management fees of approximately $3.5 million and $3.4 million, respectively, inclusive of incentive management fees of approximately $0.1 million and $0.1 million, respectively, to Chesapeake Hospitality.

Employee Medical Benefits

We purchase employee medical benefits through Maryland Hospitality, Inc. (d/b/a MHI Health), an affiliate of Chesapeake Hospitality, to pay for the employer portion of the plan covering our employees and those of Chesapeake Hospitality that work exclusively for our properties. For the year ended December 31, 2015, we paid approximately $0 for the employer portion of the plan covering our employees and approximately $3,179,111 for the employer portion of the plan covering those employees that work exclusively for our properties under our management agreements with Chesapeake Hospitality.

Transactions with Employees

Effective as of June 24, 2013, and following the approval by a committee consisting of Sotherly’s independent directors, we hired Robert E. Kirkland IV to serve as our compliance officer and Ashley S. Kirkland to serve as our legal analyst.  Ashley S. Kirkland is the daughter of our chief executive officer.  Robert E. Kirkland IV and Ashley S. Kirkland are married.  Effective as of September 30, 2014, and following the approval by a committee consisting of Sotherly’s independent directors, we hired Andrew M. Sims Jr. to serve as our brand manager.  Andrew M. Sims Jr. is the son of our chief executive officer.  Neither Robert E. Kirkland IV, Ashley S. Kirkland, nor Andrew M. Sims, Jr. is an executive officer of Sotherly or the operating partnership.  For the year ended December 31, 2015, Robert E. Kirkland IV, Ashley S. Kirkland, and Andrew M. Sims Jr. received approximately $104,506, $85,053, and $82,461, respectively, in compensation.

On January 29, 2015, our NCGC Committee approved a company policy regarding the executive use of non-commercial aircraft.  Pursuant to the policy, our chief executive officer has the right to use chartered aircraft, including aircraft owned by the chief executive officer, for business related travel.  Rates of reimbursement are based on quotes from at least two third-party charter operations for the same route and similar class aircraft.  As of December 31, 2015, the Company has paid $138,025 in reimbursements pursuant to the policy.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

Our Audit Committee has approved the engagement of Dixon Hughes Goodman LLP (“Dixon Hughes”) as our independent registered public accounting firm for fiscal year ended December 31, 2016, subject to ratification by our stockholders.  A representative of Dixon Hughes is expected to be present at the Annual Meeting to respond to stockholders’ appropriate questions and will have the opportunity to make a statement if the representative so desires.  If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection.

PBMares, LLP (“PBMares”) was the Company’s independent registered public accounting firm for the 2013 fiscal year. The Company was notified by PBMares, that, due to the partner rotation rules and regulations of the U.S. Securities and Exchange Commission and Sarbanes-Oxley Act of 2002 (the “Partner Rotation Rules”), the firm would resign effective upon the Company’s filing of its Form 10-K for the year ended December 31, 2013. The Partner Rotation Rules limit the lead audit partner and concurring audit partner’s audit services to a term of five years. Both PBMares’ partners on the Company’s account reached the end of this five-year term, and PBMares did not have the capacity to continue providing audit services to the Company.

Grant Thornton LLP (“Grant Thornton”) was the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2014 and December 31, 2015.  As a result of a competitive request for proposal process undertake by the Audit Committee, the Audit Committee determined to dismiss Grant Thornton as our independent registered public accounting firm effective March 31, 2016.  A representative of Grant Thornton is expected to be present at the Annual Meeting to respond to stockholders’ appropriate questions and will have the opportunity to make a statement if the representative so desires.

Grant Thornton’s reports on the Company’s financial statements for the fiscal years ended December 31, 2014 and December 31, 2015, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended December 31, 2014 and December 31, 2015, and through the date of this Proxy Statement:

•

there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission and the related instructions) between Grant Thornton and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for those years;

•

there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) except as set forth in this paragraph.  As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, we concluded that, as of December 31, 2014, a material weakness in our internal control over financial reporting existed relating to insufficient financial accounting policies and procedures and resources, particularly as it relates to the evaluation and contemporaneous documentation of income tax and property impairment accounting conclusions and certain SEC disclosure requirements related to significant subsidiaries.  As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, we concluded that, as of December 31, 2015, the material weakness has been remediated.  We discussed this matter with Grant Thornton, and we have authorized Grant Thornton to respond fully to the inquiries of our new independent registered public accounting firm regarding all matters;

•

neither the Company nor anyone on its behalf consulted Dixon Hughes regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements;

•

Dixon Hughes provided no written report or oral advice to the Company that was an important factor the Company considered in reaching a decision as to any accounting, auditing or financial reporting issue; and

•	neither the Company nor anyone on its behalf consulted Dixon Hughes regarding any matter that was the subject of a “disagreement” or a “reportable event”.

Audit Fees.  The aggregate fees billed by Grant Thornton for professional services rendered for the audit of the Company’s annual consolidated financial statements, for the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and for audits of acquisitions, consents and the review of Company filings with the Securities and Exchange Commission for the fiscal years ended December 31, 2015 and December 31, 2014 were $321,000 and $298,000, respectively.

Audit-Related Fees.  The aggregate fees billed by Grant Thornton for fees associated with audit services not required by statute or regulation and services related to the audit of the annual financial statements and to the review of the quarterly financial statements for the fiscal years ended December 31, 2015 and December 31, 2014 were $110,000 and $204,000, respectively.

Tax Fees.  The aggregate fees billed by Grant Thornton for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2015 and December 31, 2014 were $180,000 and $0, respectively.

All Other Fees.  The aggregate fees billed by Grant Thornton for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the years ended December 31, 2015 and December 31, 2014 were $0 and $0, respectively.

It is the Audit Committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service.  All of the services listed above for 2015 and 2014 were approved by the Audit Committee prior to the service being rendered.

You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting on this proposal.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the stockholders of the Company at the Annual Meeting.   For purposes of this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR

PROPOSAL III—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a stockholder the opportunity to approve or not approve, on an advisory basis, our pay program for principal executive officers.  On April 16, 2013, at the Company’s annual meeting of stockholders, in a non-binding advisory vote of the Company’s stockholders regarding the frequency of holding future advisory votes on executive compensation, the proposed frequency that received the majority of votes cast was every one year.  In light of this result, the Company will hold a non-binding advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on executive compensation.  The Company anticipates holding a vote on the frequency of stockholder votes on executive compensation at its annual meeting of stockholders in 2019.

As described in detail under the heading “Director and Executive Compensation,” our executive compensation programs are designed to attract, incentivize and retain our principal executive officers, who are critical to our success.  Pursuant to these programs, the Company seeks to compensate the principal executive officers for achieving strategic business goals.  Please read “Director and Executive Compensation” for additional details about our executive compensation programs including information about the fiscal year 2015 compensation of our principal executive officers.

Accordingly, we will ask our stockholders to vote on the following proposed resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the principal executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting on this proposal.

Approval of the proposal requires the affirmative vote of the holders of a majority of the votes cast by the stockholders of the Company at the Annual Meeting.  For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.  If your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted on Proposal III.  While our board of directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL III.

STOCKHOLDER PROPOSALS

Stockholder Proposals for the 2017 Annual Meeting.  Stockholders interested in presenting a proposal for consideration at the Company’s annual meeting of stockholders in 2017 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the Company’s bylaws.  To be eligible for inclusion in the proxy statement, a stockholder proposal must be received by the Company’s Corporate Secretary no later than December 8, 2016, which is 120 calendar days prior to the anniversary of the mailing of this proxy statement.  Any such proposal should be mailed to the Company at 410 West Francis Street, Williamsburg, Virginia 23185.

Stockholders interested in presenting a proposal or nomination of a candidate for election as a director at the Company’s 2017 annual meeting of stockholders outside the procedures prescribed in Rule 14a-8 (e.g., a proposal to be presented at the annual meeting of stockholders in 2017 but not included in the Company’s proxy statement) must do so in accordance with the advance notice provisions of the Company’s bylaws, and the nomination or proposal must be received by the Company’s Corporate Secretary no earlier than December 8, 2016 and no later than January 7, 2017 to be considered timely, which is 120 and 90 calendar days, respectively, prior to the anniversary of the mailing of this proxy statement. Any such proposal should be mailed to the Company at 410 West Francis Street, Williamsburg, Virginia 23185.

OTHER MATTERS

The board of directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement.  However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock.  In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

The Company’s 2015 Annual Report to Stockholders accompanies this proxy statement.  Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.  A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 will be furnished without charge to stockholders as of the Record Date upon written request to the Corporate Secretary, Sotherly Hotels Inc., 410 West Francis Street, Williamsburg, Virginia 23185.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ Anthony E. Domalski
Anthony E. Domalski
Corporate Secretary

Williamsburg, Virginia

April 7, 2016

SOTHERLY HOTELS INC. 410 WEST FRANCIS STREET WILLIAMSBURG, VA 23185

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All		Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐		☐	☐
Nominees

01	David J. Beatty	02	David R. Folsom	03	Andrew M. Sims		04	Kim E. Sims	05	Edward S. Stein
06	Herschel J. Walker	07	Gen. Anthony C. Zinni

The Board of Directors recommends you vote FOR proposals 2 and 3.											For	Against	Abstain

2	To ratify the appointment of Dixon Hughes Goodman LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.										☐	☐	☐

3	An advisory vote to approve executive compensation.										☐	☐	☐

NOTE: The election of the directors of the nominees listed above is for terms to expire at the 2017 Annual Meeting of Stockholders. Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to the Corporate Secretary of the Company at the Annual Meeting of the undersigned's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Corporate Secretary of the Company of his or her decision to terminate this proxy. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of an annual report, a Notice of Annual Meeting of Stockholders and a proxy statement dated April 7, 2016.

			Yes		No
Please indicate if you plan to attend this meeting			☐		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)			Date

ANNUAL MEETING OF STOCKHOLDERS OF

SOTHERLY HOTELS INC.

April 28, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON APRIL 28, 2016

The proxy statement and annual report to security holders

are available on our website at www.sotherlyhotels.com.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K are available at www.proxyvote.com

SOTHERLY HOTELS INC.

ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited by the Board of Directors.

April 28, 2016

The undersigned hereby appoints the board of directors of Sotherly Hotels Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Kimball Theatre, 424 W. Duke of Gloucester Street, Williamsburg, Virginia 23185 on Tuesday, April 28, 2016, at 9:00 a.m., local time, and at any and all adjournments thereof, in the following manner:

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED, TO THE EXTENT PERMISSIBLE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Continued and to be signed on reverse side